Exhibit 10.3

Revised Distribution Agreement

THIS AGREEMENT made the 25th day of June 2012.

BETWEEN:
MK GLOBAL CO., a corporation incorporated under the laws of Korea and having its principal office at Rm 1208, Byuksan e-cenum class I. Bldg., Jaesong-Dong, Haewoondae-Ku, Busan, Rep. of Korea
(hereinafter called the “MK”)
AND:
MIKA MEDICAL CO., a corporation incorporated under the laws of Korea and having its principal office at Rm 1208, Byuksan e-cenum class I. Bldg., Jaesong-Dong, Haewoondae-Ku, Busan, Rep. of Korea
(hereinafter called the “MIKA”)
(MK and MIKA are collectively called the “Suppliers”)

AND:
ETERNITY HEALTHCARE INC., a corporation incorporated under the laws of Canada and having its registered and records office at 410 – 1333 West Broadway, Vancouver, British Columbia V6H 4C1
(“Eternity Canada”)
AND:
ETERNITY HEALTHCARE INC. a corporation incorporated under the laws of Nevada, USA and having a place of business at 8755 Ash Street, Suite 1, Vancouver, British Columbia V6P 6T3
(“Eternity USA”)
(Eternity Canada and Eternity USA are collectively called the “Distributors”).

WHEREAS:

A.          MIKA has developed and is the sole and exclusive owner of a needle-free injection system known and described as “COMFORT-IN” and other medical and hospital supplies produced by the MIKA from time to time.

B.          MIKA has granted to MK the sole and exclusive global marketing rights to the products produced by MIKA and MK is the owner of the Trade Mark “COMFORT-IN”.

C.          In January 2012 MK entered into a Distribution Agreement (the “Original Agreement”) with Eternity Canada whereby MK granted to Eternity Canada the exclusive rights to distribute and sell its products in the territory of Canada.

D.          The parties wish to revise the Original Agreement according to the terms of this Revised Distribution Agreement.

E.           The Distributors, being familiar with the Products, wish to enter into this Revised Distribution Agreement with the Suppliers whereby the Distributors will undertake responsibility for the distribution and sale of the Products on an exclusive basis throughout the Exclusive Territory (as hereinafter defined) on the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.             DEFINITIONS AND SCHEDULES

Definitions

(1)            As used in this Agreement, the following words and phrases shall have the following meanings:

“Exclusive Territory” means North America.

“Products” means a needle-free injection system known and described as “COMFORT-IN” and more particularly described in the brochures of the Suppliers attached hereto as Schedule “A” and other medical and hospital supplies produced by MIKA from time to time or supplied by MK from time to time.

“Term” means the term of this Revised Distribution Agreement as provided in subsection 3(1) including any renewal provided thereunder.

“Trade Mark” means the unregistered trade mark “COMFORT-IN” or any other trade marks used by the Suppliers in connection with the Products and the sale and marketing of the Products.

Schedules

(2)           The attached schedule forms part of this Agreement:

Schedule No.	Description of Schedule	Section No.
B	price list	5

2.             APPOINTMENT AND TERRITORY

Appointment

(1)           The Suppliers hereby grant to the Distributors the sole and exclusive right to distribute and sell the Products within the Exclusive Territory and hereby appoint the Distributors as their sole distributors in the Exclusive Territory for this purpose.

Sub-Distributors

(2)            In connection with the performance of their obligations hereunder, the Distributors shall have the right to appoint sub-distributors, provided that, as a condition of such appointments, such sub-distributors shall be entitled to distribute the Products within the Exclusive Territory subject to and in accordance with the terms of this Agreement.

Restriction on Sale of Products

(3)           Subject to the terms of this Agreement, during the Term the Suppliers shall not, directly or indirectly, sell, assign or grant to any other person, firm or corporation the right to make, sell, or distribute the Products or similar products within the Exclusive Territory any circumstance, whether that be by way of private labelling or otherwise.  The Suppliers shall not permit, allow or enable any of their distributors, resellers or purchasers to sell, market or distribute the Products in the Exclusive Territory and shall strictly enforce the restrictions set forth herein.

Referrals

(4)           The Suppliers agree to refer to the Distributors all enquiries, orders or requests for Products originating from or intended for delivery within the Exclusive Territory.

Solicitation

(5)           The Distributors agree that they will not solicit orders for Products, advertise the Products, maintain any branch for marketing the Products or keep any stock of the Products outside the Exclusive Territory.

3.             TERM AND RENEWAL

Term

(1)           This Agreement shall become effective upon its execution by all parties hereto and, unless terminated earlier in accordance with the provisions of this Agreement, shall remain in effect for a period of 5 years from the date of such execution (the “Initial Term”).

Renewal

(2)           Upon the expiry of the Initial Term and provided that the Distributors collectively meet their minimum purchase quota, as defined below, and further that the Distributors are not otherwise in material default hereunder, the Distributors may, by notice in writing to the Suppliers, to be given not less than 90 days prior to the expiry of the Initial Term, renew this Agreement upon the terms and conditions herein contained for an additional 10 year term (the “Renewal Term”).  The Distributors may further renew this Agreement for successive one year terms from time to time thereafter on the same terms for the Renewal Term.

4.             OBLIGATIONS OF THE DISTRIBUTORS

Minimum Purchase Quota

(1)           During each year of the Initial Term and each Renewal Term, after regulatory approval is obtained, if required for sale of the Products in the Exclusive Territory, the Distributors covenant and agree to purchase from the Suppliers for distribution within the Territory not less than the minimum purchase quotas set forth in the table below:

Year	Minimum Purchase Quota
2012 – 2017	10,000 units for Canada and USA

In the event that the Distributors purchase more than the minimum purchase quota required in a particular year, the excess will be carried forward or credited towards meeting their quota for subsequent years.  In the event that the Distributors do not purchase the minimum quota required hereunder, the Suppliers may provide to the Distributors three (3) months notice to purchase any shortfall with respect to the minimum purchase quota.  The Distributors will have three (3) months after receipt of such notice to purchase any shortfall with respect to the minimum purchase quota.  In the event that the Distributors do not purchase any such shortfall within the stipulated time frame, the Suppliers will have the right to appoint other distributors to sell the Products in the territory of the USA only, but not in any other part of the Exclusive Territory.  In all other respects, the terms and conditions of this Revised Distribution Agreement shall remain in full force and effect. The minimum purchase quota shall initiate 3 months after the regulatory approval of the product within the Exclusive Territory.

Other Obligations

(2)           The parties agree that during the term of this Agreement the Distributors shall:

(a)           use their reasonable efforts to advertise and promote the sale of the Products in the Exclusive Territory and to make regular and sufficient contact with the present and potential customers of the Distributors;

(b)           anticipate requirements and order promptly when required for the purpose of facilitating shipments at minimum transportation costs;

(c)           maintain adequate sales and warehouse facilities and sufficient stock of the Products to ensure prompt service to customers of the Distributors; and

(d)           promptly comply with the terms of sale for any of the Products as herein provided and promptly pay the sale price as herein provided.

5.             PRICES

Sale Prices

(1)           The Suppliers shall, from time to time, provide the Distributors with their price-list, the current form of which is attached hereto as Schedule “B”, with respect to the Products quoted FOB the Suppliers’ manufacturing facilities in Korea.  The Suppliers shall sell the Products to the Distributors at the lowest wholesale price for the Products set out in the most recent price-list provided by the Suppliers.  The Distributors will then resell the Products to their customers in the Exclusive Territory.

(2)           The Suppliers may, from time to time during the Term, alter all or vary any of the prices in respect of any of the Products provided that they give notice of such change to the Distributors in writing, which notice may only be given within 30 days after each 2 year anniversary date of this Agreement.  Any such price change shall be effective for the following 2 year period during the term, subject to the following.

(3)           Where during the term of this Agreement, the Suppliers sell or offer to sell to another customer or prospective customer Products at a lower price than the prices provided for in this Agreement, the Suppliers shall so inform the Distributors, and the price to be paid or paid by the Distributors for the Goods delivered under this Agreement shall be automatically lowered to that lower price, from the date on which that price was first quoted to the other customer or prospective customer.

(4)           The Suppliers agree to at least match the price charged by their competitors for similar or competitive Products.

Payment

(5)           Payment is following to MK’s proforma invoice for each & every order. Originally, it is advanced T/T and/or L/C at sight but the payment term can be negotiable for the order.

Price-List

(6)           The Suppliers may provide to the Distributors, from time to time, lists setting out their suggested selling prices with respect to the Products.  The Distributors shall have the right to establish their own selling prices for the Products.  If the Distributors do not sell the Products at the selling prices suggested by the Suppliers, the Distributors will not suffer in any way in their business relations with the Suppliers or any other person whom the Suppliers can otherwise influence or control.

Sales and Marketing

(7)           Subject to the provisions of this Agreement, the determination of sales and marketing strategies and selling prices for the Products during the Term shall be the sole responsibility of the Distributor.

Consultation, etc.

(8)           The Distributors agree to consult with the Suppliers from time to time in connection with sales and marketing strategies for the Products.  In addition, the Distributors agree to report regularly to the Suppliers upon marketing conditions affecting the sale of Products within the Exclusive Territory.

6.             RESPONSIBILITIES OF THE SUPPLIERS

(1)           The parties agree that during the term of this Agreement the Suppliers shall:

(a)           provide the Distributors with such information as the Suppliers consider appropriate in order to assist the Distributors in the preparation of sales promotion material and shall provide the Distributors with their sales promotional material relating to the Products in order to facilitate advertising of the Products, together with such information as reasonably appropriate in connection with any warranties relating to the Products;

(b)           replace, at their own cost, any and all Products which are delivered by the Suppliers to the Distributors in a defective or unsatisfactory state;

(c)           arrange for the manufacture and delivery of all orders of Products placed by the Distributors to the Distributors at the Distributors’ designated warehouses in a prompt and timely manner;

(d)           properly maintain or cause to be filed applications for the registration of the Trade-Mark;

(e)           bear all liability in respect of the Products for any and all matters arising out of the manufacture of the Products;

(f)           permit the Distributors to hold themselves out as authorized distributors of the Products; and

(g)           package and label all Products in accordance with applicable standards and in compliance with applicable law, provided that Distributors will supply French language translation for Products to be sold in Canada and Suppliers will ensure packaging incorporates the same and is fully compliant with applicable Canadian regulations.

(2)           Suppliers represent and warrant to the Distributors that:

(a)           the recitals to this Agreement are true and correct;

(b)           the Suppliers have all the right, title and interest in and to the Products and has the right to license the Distributors herein; and

(c)           the Suppliers have not granted to any other person, other than the Distributors, any licence or other right to manufacture, sell or otherwise deal with the Products in the Exclusive Territory.

7.             TERMINATION

(1)           Each of the Distributors and the Suppliers shall have the right to terminate this Agreement (except for those provisions which by their nature survive termination), upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect:

(a)           if the other parties are in material default of any of the provisions, terms or conditions herein contained and shall fail to remedy such default within 60 days of written notice thereof from the other parties;

(b)           if the other parties become bankrupt or insolvent (as such terms are defined by the Bankruptcy and Insolvency Act (Canada)), make an assignment for the benefit of their creditors or attempt to avail themselves of any applicable statute relating to insolvent debtors;

(c)           if the other parties wind-up, dissolve, liquidate or take steps to do so or otherwise ceases to function as a going concern or are prevented from reasonably performing their duties hereunder; or

(d)           if a receiver or other custodian (interim or permanent) of any of the assets of the other parties are appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other parties or their assets or if distress is made against the other parties’ assets or any part thereof.

(2)           Upon termination of this Agreement for any reason whatsoever, the following shall apply:

(a)           each party shall re-convey and release to the other party all rights and privileges granted by this Agreement;

(b)           the Distributors shall return to the Suppliers all advertising, informational or technical material given to the Distributors by the Suppliers;

(c)           the Distributors shall cease using the Suppliers’ trade-names and trade-marks and thereafter refrain from holding themselves out as authorized distributors of the Suppliers;

(d)           if requested by the Suppliers, the Distributors shall sell to the Suppliers, at the original net price paid by the Distributors plus actual freight charges for delivery to the Suppliers, all of the Products sold by the Suppliers to the Distributors and on hand in the Distributor’s place of business or in the possession or the control of the Distributors at the time of termination of this Agreement and deliver same to the Suppliers forthwith upon request, provided however, that the Suppliers may reject any of the Products so delivered, which are not in first class condition; and

(e)           the Distributors shall immediately pay all amounts owing by them to the Suppliers.

(3)           This section, number 7, shall survive the termination of this Agreement.

8.             TRADE-MARK

Use of Trade-Mark

(1)           The Suppliers hereby grant to the Distributors the right to sell the Products bearing its Trade-Mark and in connection with the use of such Trade-Mark, the parties agree as follows:

(a)           the Distributors shall notify the Suppliers promptly of any suspected infringement or passing off or any pending or threatened litigation or other proceeding concerning the Trade-Mark which may come to its attention;

(b)           the Suppliers shall use their best efforts to prosecute, defend and conduct at their own expense all suits involving the Trade-Mark including, without limitation, actions involving infringement or passing off and will undertake any actions or litigate any proceeding reasonably necessary for the protection of the Trade-Mark and the Distributors shall provide every assistance to the Suppliers in such defence at the cost of the Suppliers; and

(c)           nothing in this Agreement shall be deemed in any way to constitute any transfer or assignment by the Suppliers of the Trade-Mark to the Distributors or give the Distributors any right, title or interest in or to the Trade-Mark and the Distributors acknowledges that all trade-marks, copyrights and all other proprietary marks produced and owned by the Suppliers are and shall remain the exclusive property of the Suppliers.

9.             ASSIGNMENT

The parties covenant and agree that the Distributors shall not, without the prior written consent of the Suppliers transfer the whole of this Agreement without the prior written consent of the Suppliers, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing the Distributors shall have the right to transfer this Agreement to companies controlled by the Distributors or to affiliates of the Distributors.  Upon such transfer, the Distributors shall provide notice of the transfer to the Suppliers and the Distributors shall have no further obligation under this Agreement provided that the transferee agrees to assume all rights and responsibilities hereunder henceforth.

10.           INDEPENDENT CONTRACTOR

This Agreement does not and shall not be construed to create any partnership or agency whatsoever as between the Suppliers and the Distributors and the Distributors shall not, by reason of any provision herein contained, be deemed to be the partners, agents or legal representatives of the Suppliers nor to have the ability, right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on behalf of the Suppliers.

11.           WARRANTIES AND CONDITIONS

(1)           The Suppliers warrant that:

(a)           the Products shall be delivered to the Distributors free from any rightful claim by any person with respect to any patent, trade mark, copyright or industrial design rights; and

(b)           neither the sale of the Products by the Suppliers nor their purchase by the Distributors, nor the use of those Products by the Distributors, constitute any infringement of any patent, industrial design, trade mark or copyright belonging to any other person.

(2)           The Suppliers shall indemnify and shall save the Distributors harmless from and against any liability, damages, claims, proceedings or cost (including legal costs on a solicitor and client basis) to which the Distributors may be subject or that may be brought against the Distributors by reason of or sale or use of any Products, including any claim relating to the breach of any patent, trade mark, industrial design, copyright or other industrial or intellectual property rights of a third party or breach of warranty herein.

(3)           The Suppliers warrant that all Products shall be of merchantable quality at the time when they are delivered so that they may pass in trade without objection, and in particular all Products shall:

(a)           be properly manufactured and assembled in good and workmanlike manner;

(b)           be fit for all uses and purposes to which Products of that type are normally put;

(c)           be adequately contained, packaged and labelled for the purposes of identification in packaging suitable for resale to the general public;

(d)           conform to all promises and descriptions contained on all packaging and labels on the Products; and

(e)           will have a shelf life of at least 3 years from the delivery date.

12.           GENERAL CONTRACT PROVISIONS

Entire Agreement

(1)           This Agreement constitutes the entire agreement and supersedes all other agreements between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof.  This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all the parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

Headings

(2)           The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Severability

(3)           In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

Governing Law and Dispute Resolution

(4)           This Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada.  All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the International Commercial Arbitration Rules of Procedure of HongKong International Commercial Arbitration Centre.  The appointing authority shall Hongkong International Commercial Arbitration Centre.  The case shall be administered by Hongkong International Commercial Arbitration Centre in accordance with its Rules.  The place of arbitration shall be Hongkong.  The parties agree to attempt to resolve all disputes arising out of or in connection with this contract, or in respect of any legal relationship associated with it or from it, by mediated negotiation with the assistance of a neutral person appointed by Hongkong International Commercial Arbitration Centre administered under its Mediation Rules.

Notices

(5)           All notices, requests, demands or communications made pursuant to the terms hereof or required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party at the address first above written or at such other address as may be given by any of them to the other from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, ten (10) business days following the date of mailing thereof, provided that if any such notice, request, demand or other communication shall have been mailed and regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received ten (10) business days after the day following the resumption of normal mail service.

Time of the Essence

(6)           Time shall be of the essence.

Further Assurances

(7)           The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

Successors and Assigns

(8)           This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Non-Waiver

(9)           No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

Force Majeure

(10)           In the event of an inability or failure by the Suppliers to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk out, labour controversy, flood, shortage of water, power, labour, transportation facilities or necessary materials or supplies, default or failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause beyond the reasonable control of the Suppliers, then the Suppliers shall not be liable to the Distributors during the period and to the extent of such inability or failure.   Deliveries omitted in whole or in part while such inability remains in effect shall be cancelled.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and year first above written.

Eternity Healthcare Inc. (Canada)

Per:	/s/ signed
Name:
Title:

Eternity Healthcare Inc. (USA)

Per:	/s/ signed
Name:
Title:

MK GLOBAL CO.

Per:	/s/ signed
Name:
Title:

MIKA MEDICAL CO.

Per:	/s/ signed
Name:
Title: